UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME                                                          Exhibit 99
FOR THE PROPOSED MERGER OF WASHINGTON ENERGY COMPANY
AND PUGET SOUND POWER & LIGHT COMPANY
FOR NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                            Pro Forma
                                                                                Puget            WECo      Combined (1)
                                                                                (in thousands, except per share)
OPERATING REVENUES                                                              $841,208        $298,216     $1,139,424
OPERATING EXPENSES (4):
   Purchased and interchanged power and gas purchases                            300,227         121,942        422,169
   Other operating expenses and maintenance                                      180,032          62,339        242,371
   Depreciation and amortization                                                  81,919          26,727        108,646
   Taxes other than federal income taxes                                          84,664          27,778        112,442
   Federal income taxes                                                           56,776           9,744         66,520
                                                                         -----------------------------------------------
      Total operating expenses                                                   703,618         248,530        952,148
                                                                         -----------------------------------------------
OPERATING INCOME                                                                 137,590          49,686        187,276
                                                                         -----------------------------------------------
OTHER INCOME (EXPENSE):
   Preferred dividend requirement - WNG (5)                                            -          (5,265)             -
   Other - net of taxes                                                            8,020             702          8,722
                                                                         -----------------------------------------------
      Total other income (expense)                                                 8,020          (4,563)         8,722
                                                                         -----------------------------------------------
INCOME BEFORE INTEREST CHARGES                                                   145,610          45,123        195,998
INTEREST CHARGES                                                                  57,438          30,565         88,003
                                                                         -----------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                                             88,172          14,558        107,995
PREFERRED STOCK DIVIDEND ACCRUALS (5)                                             11,337               -         16,602
LOSS FROM DISCONTINUED OPERATIONS
   LOSS FROM OPERATIONS, NET OF INCOME TAX                                             -           1,119          1,119
   LOSS ON DISPOSAL, NET OF INCOME TAX                                                 -             446            446

                                                                         -----------------------------------------------
EARNINGS ON COMMON STOCK                                                         $76,835         $12,993        $89,828
                                                                         ===============================================
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (2) and (3)                            63,641          24,193         84,447
EARNINGS (LOSS) PER COMMON SHARE
   FROM CONTINUING OPERATIONS                                                      $1.21           $0.60          $1.08
   FROM DISCONTINUED OPERATIONS                                                        -          ($0.06)        ($0.02)
                                                                         -----------------------------------------------
EARNINGS PER COMMON SHARE                                                          $1.21           $0.54          $1.06

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME                                                          Exhibit 99
FOR THE PROPOSED MERGER OF WASHINGTON ENERGY COMPANY
AND PUGET SOUND POWER & LIGHT COMPANY
FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                            Pro Forma
                                                                                Puget            WECo      Combined (1)
                                                                                (in thousands, except per share)
OPERATING REVENUES                                                            $1,172,017        $425,711      1,597,728
OPERATING EXPENSES (4):
   Purchased and interchanged power and gas purchases                            416,443         177,719        594,162
   Other operating expenses and maintenance                                      245,993          85,689        331,682
   Depreciation, depletion and amortization                                      108,710          35,777        144,487
   Taxes other than federal income taxes                                         113,176          39,308        152,484
   Federal income taxes                                                           85,815          15,232        101,047
                                                                         -----------------------------------------------
      Total operating expenses                                                   970,137         353,725      1,323,862
                                                                         -----------------------------------------------
OPERATING INCOME                                                                 201,880          71,986        273,866
                                                                         -----------------------------------------------
OTHER INCOME (EXPENSE):
   Preferred dividend requirement - WNG (5)                                            -          (7,020)             -
   Other - net of taxes                                                            9,169           1,150         10,319
                                                                         -----------------------------------------------
      Total other income (expense)                                                 9,169          (5,870)        10,319
                                                                         -----------------------------------------------
INCOME BEFORE INTEREST CHARGES                                                   211,049          66,116        284,185
INTEREST CHARGES                                                                  77,786          41,156        118,942
                                                                         -----------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                                            133,263          24,960        165,243
PREFERRED STOCK DIVIDEND ACCRUALS (5)                                             15,139               -         22,159
LOSS FROM DISCONTINUED OPERATIONS
   LOSS FROM OPERATIONS, NET OF INCOME TAX                                             -           1,386          1,386
   LOSS ON DISPOSAL, NET OF INCOME TAX                                                 -             446            446
                                                                         -----------------------------------------------
EARNINGS ON COMMON STOCK                                                        $118,124         $23,128       $141,252
                                                                         ===============================================
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (2) and (3)                            63,641          24,159         84,418
EARNINGS (LOSS) PER COMMON SHARE
   FROM CONTINUING OPERATIONS                                                      $1.86           $1.03          $1.69
   FROM DISCONTINUED OPERATIONS                                                        -          ($0.07)        ($0.02)
                                                                         -----------------------------------------------
EARNINGS PER COMMON SHARE                                                          $1.86           $0.96          $1.67

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET                                                            Exhibit 99
FOR THE PROPOSED MERGER OF WASHINGTON ENERGY COMPANY
AND PUGET SOUND POWER & LIGHT COMPANY
AT SEPTEMBER 30, 1996
                                                                                                         Pro Forma
                                                                            Puget           WECo          Combined
                                                                                      (in thousands)
ASSETS
Property, Plant and Equipment:
   Utility plant                                                           $3,465,960     $1,129,849      $4,595,809
   Accumulated provisions for depreciation
    and amortization                                                        1,171,428        293,979       1,465,407
                                                                      -----------------------------------------------
      Net property, plant and equipment                                     2,294,532        835,870       3,130,402
                                                                      -----------------------------------------------

Other Property and Investments:
   Investment in Bonneville Exchange Power Contract                            88,678              -          88,678
   Investment in and advances to subsidiaries                                 105,776              -         105,776
   Investment in unconsolidated affiliates                                          -         69,352          69,352
   Other                                                                       12,979          5,270          18,249
                                                                      -----------------------------------------------
      Total other property and investments                                    207,433         74,622         282,055
                                                                      -----------------------------------------------

Current Assets:
   Cash                                                                         2,466            599           3,065
   Accounts receivable                                                         96,173         11,714         107,887
   Estimated unbilled revenue                                                  59,872         12,199          72,071
   PRAM accrued revenues                                                       61,451              -          61,451
   Materials and supplies, at average cost                                     37,904         24,955          62,859
   Prepayments and other                                                        5,356         13,509          18,865
                                                                      -----------------------------------------------
      Total current assets                                                    263,222         62,976         326,198
                                                                      -----------------------------------------------

Long-Term Assets:
   Regulatory asset for deferred income taxes                                 236,781         19,353         256,134
   Unamortized energy conservation charges                                     40,193              -          40,193
   Other                                                                      117,748         41,615         159,363
                                                                      -----------------------------------------------
      Total long-term assets                                                  394,722         60,968         455,690
                                                                      -----------------------------------------------

         TOTAL ASSETS                                                      $3,159,909     $1,034,436      $4,194,345
                                                                      ===============================================

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET                                                            Exhibit 99
FOR THE PROPOSED MERGER OF WASHINGTON ENERGY COMPANY
AND PUGET SOUND POWER & LIGHT COMPANY
AT SEPTEMBER 30, 1996

                                                                                                         Pro Forma
                                                                            Puget           WECo          Combined
                                                                                      (in thousands)
CAPITALIZATION AND LIABILITIES
Capitalization:
   Common stock and additional paid-in capital                               $965,372       $326,650      $1,292,022
   Earnings reinvested (accumulated deficit)                                  199,560       (127,299)         72,261
   Preferred stock not subject to mandatory redemption                        125,000         90,000         215,000
   Preferred stock subject to mandatory redemption                             87,840              -          87,840
   Long-term debt                                                             920,549        344,920       1,265,469
                                                                      -----------------------------------------------
      Total capitalization                                                  2,298,321        634,271       2,932,592
                                                                      -----------------------------------------------

Current Liabilities:
   Accounts payable                                                            49,798         21,891          71,689
   Short-term debt                                                            121,305        177,709         299,014
   Current maturities of long-term debt                                         8,000            140           8,140
   Accrued taxes                                                               85,459         14,202          99,661
   Other                                                                       17,243         73,185          90,428
                                                                      -----------------------------------------------
      Total current liabilities                                               281,805        287,127         568,932
                                                                      -----------------------------------------------

Deferred Taxes:
   Deferred income taxes                                                      493,707         75,119         568,826
   Deferred investment credits                                                      -          8,479           8,479
                                                                      -----------------------------------------------
      Total deferred taxes                                                    493,707         83,598         577,305
                                                                      -----------------------------------------------

Other Deferred Credits:
   Customer advances for construction                                          21,548          5,334          26,882
   Other                                                                       64,528         24,106          88,634
                                                                      -----------------------------------------------
      Total other deferred credits                                             86,076         29,440         115,516
                                                                      -----------------------------------------------

         TOTAL CAPITALIZATION AND LIABILITIES                              $3,159,909     $1,034,436      $4,194,345
                                                                      ===============================================

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                                       Exhibit 99

        NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) Puget's fiscal year ends on December 31. Washington Energy Company's ("WECo") fiscal year ends on September 30. The pro forma financial data for the nine months and twelve months ended September 30, 1996 are the results of nine months and twelve months ended September 30, 1996 for Puget and WECo.

(2) The pro forma condensed financial statements reflect the conversion of each share of WECo common stock outstanding into .860 share of Puget Sound Energy ("PSE") common stock and the conversion of each WNG preferred share into one share of PSE preferred stock. The pro forma condensed financial statements are presented as if the merger had been consummated prior to the periods presented.

(3) The number of shares of common stock outstanding, by company, were as follows:

                                Puget         WECo       Pro Forma
                              -----------  -----------   -----------

       at September 30, 1996  63,641,000   24,268,000    84,511,000


(4) The pro forma financial statements do not reflect the $370 million net cost savings estimated to be achieved in the ten-year period following consummation of the merger because the terms and conditions under which the WUTC may approve the merger are unknown.

(5) Assumes WNG preferred stock has been exchanged for PSE preferred stock. In the pro forma condensed statements of income, these dividend requirements are included in the "preferred stock dividend accruals", instead of "preferred dividend requirement-WNG".